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               [LETTERHEAD OF CARON & STEVENS/BAKER & McKENZIE]

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                                                                  Exhibit 3.i(i)



                          UNOFFICIAL TRANSLATION OF
                           DEED OF INCORPORATION OF
                         IMC GLOBAL NETHERLANDS B.V.


On this day, the twenty-ninth day of June two thousand one, appeared before me, Pieter Gerard van Druten, Esq., a civil-law notary in Amsterdam, hereinafter referred to as "Notary":

Johannes Cornelis Christiaan Paans, Esq., born in Hendrik Ido Ambacht on the thirtieth day of April nineteen hundred sixty-nine, for the purpose hereof electing as his domicile the office of the Notary (1017 PS Amsterdam, Leidseplein 29), holder of passport with number: N26036403, here acting upon a written power of attorney granted by:

IMC USA INC., a company incorporated under the laws of the State of Delaware, United States of America, with corporate address at 1209 Orange Street, Wilmington, DE 19801, United States of America, and with company address at 100 South Saunders Road, Suite 300, Lake Forest, IL 60045, United States of America,

hereinafter referred to as: the "Incorporator".

The deponent declared on behalf of the Incorporator to incorporate by means of these articles a private limited liability company, which shall be governed by the following articles of incorporation.

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                          ARTICLES OF ASSOCIATION

NAME AND REGISTERED OFFICE

ARTICLE 1

1.   The company's name is: IMC Global Netherlands B.V.

2.   The company has its registered office in: Amsterdam.

OBJECTS

ARTICLE 2

The company's objects are:

a. to incorporate, participate in, conduct the management of and take any other financial interest in other companies and enterprises;

b. to render administrative, technical, financial, economic or managerial services to other companies, persons or enterprises;

c. to acquire, dispose of, manage and utilise real and personal property, including patents, marks, licences, permits and other industrial property rights;

d. to borrow and lend moneys, act as surety or guarantor in any other manner, and bind itself jointly and severally or otherwise in addition to or on behalf of others,

the foregoing whether or not in collaboration with third parties and inclusive of the performance and promotion of all activities which directly and indirectly relate to those objects, all this in the broadest sense of the terms.

AUTHORISED CAPITAL

ARTICLE 3

1.   The company's authorised capital amounts to ninety thousand Euro
     (EUR 90,000).

2. It is divided into ninety (90) shares with a par value of one thousand Euro (EUR 1,000) each.

3. All shares shall be in registered form and shall be consecutively numbered from 1 onwards. Share certificates shall not be issued.

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4.   Share in the capital of the company can only be held by shareholders of
     Carlsbad, Inc., a company incorporated under the laws of Delaware, United States of America, hereinafter referred to as: "Carlsbad", provided that such a shareholder must hold the same percentage of stock in Carlsbad as the percentage of stock that this shareholder holds in the company.

SHAREHOLDERS' REGISTER

ARTICLE 4

1. The company's Board of Managing Directors shall keep a register in which the names and addresses of all holders of shares shall be recorded, specifying the date on which they acquired their shares, the date of acknowledgment by or service upon the company and the amount paid for each share.

     The register shall also contain the names and addresses of all owners of a usufruct or pledge on those shares, specifying the date on which they acquired such usufruct or pledge, the date of acknowledgment by or service upon the company and what rights they have been granted attaching to the shares under Articles 197 and 198, paras. 2 and 4, Book 2, Dutch Civil Code.

2.   Article 194, Book 2, Dutch Civil Code shall apply to the register.

ISSUANCE OF SHARES

ARTICLE 5

1. Shares may only be issued pursuant to a resolution by the general meeting of shareholders, hereinafter to be referred to as the "general meeting". Issuance shall be by means of a notarial deed, executed before a civil-law notary authorised to practise in the Netherlands, and to which those involved are party.

2. With due observance of the restrictions provided by law, shareholders shall have pre-emptive rights with respect to any further share issue in proportion to the total value of their individual shareholdings.



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3.  Likewise, shareholders shall have pre-emptive rights with respect to the granting of options to subscribe to shares.

4. Said pre-emptive rights may, for every single issue, be limited or suspended by the general meeting.

5. When a share is issued, its par value must be fully paid up. It may be stipulated that a portion of the share's par value, not exceeding three-fourths thereof, need not be paid until after such portion is called up by the company.

OWN SHARES

ARTICLE 6

1. With due observance of the relevant statutory provisions, the company may acquire its own fully-paid shares or depositary receipts, however, subject to the maximum permitted by law.

2. The company may grant loans for the purpose of subscribing to or acquiring its shares or depositary receipts, however, subject to the sum of its distributable reserves.

TRANSFER OF SHARES, USUFRUCT, PLEDGE, DEPOSITARY RECEIPTS

ARTICLE 7

1. The transfer of shares or any restricted rights attaching to shares shall require a notarial deed, executed before a civil-law notary authorised to practise in the Netherlands, to which those involved are party.

2. The transfer of shares or any restricted rights attaching to shares as referred to in para. 1 - including the creation and relinquishment of restricted rights - shall, by operation of law, also be valid vis-a-vis the company. The rights attaching to shares cannot be exercised until the company either acknowledges the juristic act or is served with the notarial deed in accordance with the relevant statutory provisions, except where the company is party to the juristic act.

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3.  In the event that a usufruct or pledge is created on shares, voting rights may be granted to the usufructuary or pledgee, if so provided at the time of granting such usufruct or pledge.

4. The company shall not cooperate in issuing depositary receipts for its shares.

TRANSFER RESTRICTIONS.

ARTICLE 8.

1. In order to be valid, every transfer of shares shall require the prior approval of the general meeting, unless all shareholders have given their approval in writing. The approval shall be valid for three months only.

2. The shareholder who wishes to transfer his shares - hereinafter to be referred to as the "proposing transferor" - shall inform the Board of Managing Directors by registered mail or return receipt requested, specifying the number of shares to be transferred and the person(s) to whom he wishes to transfer his shares.

3. The Board of Managing Directors shall be obliged to call a general meeting to be held within six weeks of receiving the proposing transferor's notification. The convening notice shall state the content of the notification.

4. If the general meeting grants the approval requested, the transfer must take place within the following three months.

5.  Approval shall be deemed given if:

    a. the general meeting referred to in paragraph 3 has not been held within the term set in that paragraph;

    b.  that general meeting has failed to decide on the request for approval;

    c. simultaneously with its refusal, the general meeting fails to notify the proposing transferor of the name(s) of (an)other party(ies) interested in purchasing for cash all shares to which the request for approval relates.

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    If the situation under paragraph 5a. above occurs, approval shall be deemed to have been given on the last date on which the shareholders' meeting should have been held.

6. Unless the proposing transferor and the interested party(ies) specified by the general meeting and accepted by the proposing transferor make deviating arrangements regarding the price or the method of determining the price, the purchase price of the shares shall be determined by an independent expert to be appointed at the request of the party with the greatest interest by the Chairman of the Chamber of Commerce and Industry of the district in which the company's registered office is situated.

7. The proposing transferor shall remain entitled to withdraw his offer, provided that he does so within one month of having been informed of the name of the party to whom he may transfer all of the shares specified in the request for approval and of the price offered for the shares.

8.  The costs incurred in determining the purchase price shall be borne:

    a.  by the proposing transferor if he withdraws his offer;

    b. in equal parts by the proposing transferor and the buyers if the shares are purchased by the interested parties, on the understanding that every buyer shall contribute to the costs in proportion to the number of shares he has bought;

    c.  by the company, in all cases not included under a. or b.

9. The company itself may propose to buy the shares as contemplated in para. 5(c) only if the proposing transferor so consents.

10. Any transfer of shares must be in compliance with the provisions of article 3, paragraph 4 of these Articles.

BOARD OF MANAGING DIRECTORS

ARTICLE 9

1. The company shall be run by a Board of Managing Directors consisting of one or more Managing Directors.

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2.  The general meeting shall appoint the Managing Directors.

3. The general meeting shall at all times have the power to suspend or dismiss the Managing Directors.

4. The general meeting shall determine the remuneration of each Managing Director, as well as his other terms and conditions of employment.

MANAGERIAL DUTIES. DECISION-MAKING. DIVISION OF DUTIES

ARTICLE 10

1. Subject to the restrictions set forth in these Articles, the Board of Managing Directors shall be in charge of running the company.

2. The general meeting may adopt rules and regulations governing the decision-making process of the Board of Managing Directors.

3. The Board of Managing Directors shall make a division of duties and report such division to the general meeting.

REPRESENTATIVE AUTHORITY

ARTICLE 11

1. The Board of Managing Directors shall represent the company. The authority to represent the company shall also be vested in two Managing Director acting jointly.

    The Board of Managing Directors may appoint officers and grant them a general or special power of attorney. Every attorney in fact shall represent the company within the bounds of his authorisation. Their title shall be determined by the Board of Managing Directors.

    In the event that the company has a conflict of interest with a managing director, in the sense that the managing director in private enters into an agreement with, or is party in a legal proceeding between him and the company, the company shall be represented by one of the other managing directors. If there are no such other managing directors, the general meeting shall appoint a person to that effect. Such person may be the managing director in relation to whom the conflict of interest exists. In all other cases of a conflict of interest between the company and a

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   managing director, the company can also be represented by that managing director.

The general meeting shall at all times be authorized to appoint one or more other persons to that effect.

RESTRICTIONS ON THE POWERS OF THE BOARD OF MANAGING DIRECTORS

ARTICLE 12

1. The general meeting shall be authorised to make subject to its approval Board of Managing Directors resolutions. Any such other resolution shall be clearly described and reported to the Board of Managing Directors in writing.

2. The Board of Managing Directors must comply with any such instructions outlining the company's general financial, social, economic or staffing policy to be pursued by the Board of Managing Directors as may be given by the general meeting.

3. The absence of approval as defined in this Article cannot be invoked by or against any third party.

ABSENCE. INABILITY TO ACT

ARTICLE 13

   If a Managing Director is absent or unable to act, the remaining
   Managing Director(s) shall be temporarily charged with the management of the company. If the sole Managing Director is or all Managing Directors are absent or unable to act, a person appointed annually by general meeting shall be temporarily charged with the management of the company.

FINANCIAL YEAR. ANNUAL ACCOUNTS

ARTICLE 14

1. The company's financial year shall correspond with the calendar year.

2. Within five months of the end of the company's fiscal year, the Board of Managing Directors shall draw up the annual accounts unless, in special circumstances, an extension of this term by not more than six months is approved by the general meeting.

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3. The general meeting shall adopt the annual accounts.

PROFITS

ARTICLE 15

1. The profits shall be at the disposal of the general meeting.

2. Dividends may be paid only insofar as the company's equity exceeds the paid-in and called-up capital plus the reserves to be kept by law.

3. The general meeting may, with due observance of para. 2, resolve to pay interim dividends.

4. The general meeting may, with due observance of para. 2, resolve to pay dividends out of a reserve which need not be kept by law.

GENERAL MEETING OF SHAREHOLDERS

ARTICLE 16

1. The general meeting of shareholders shall be held within six months of the end of the company's financial year in order to discuss and adopt the annual accounts.

2. Other general meetings of shareholders shall be held as often as either the Board of Managing Directors or the shareholders representing not less than one-tenth of the company's issued capital deem necessary.

3. General meetings of shareholders shall be called by either the Board of Managing Directors or the shareholders representing one-tenth of the company's issued capital, by sending letters to the addresses recorded in the shareholders' register and the register of holders of depositary receipts. Convocation shall take place not later than on the fifteenth day prior to the day of the meeting.

4. Resolutions may be legally adopted on any item on the agenda provided that they are adopted by a unanimous vote at a general meeting at which the company's entire issued capital is represented, even if the requirements for convening and conducting the meeting as prescribed by the law or the company's Articles of Incorporation have not been complied with.

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5. General meetings shall be held in the municipality in which the company's registered office is situated according to its Articles of Incorporation.

6. At every meeting, the shareholders shall appoint a chairman from their midst.

7. Every share shall entitle its holder to cast one vote.

8. Resolutions shall be passed by an absolute majority of the votes cast, unless the law prescribes a greater majority.

RESOLUTIONS PASSED OUTSIDE A MEETING

ARTICLE 17

Rather than at a general meeting, the shareholders may also pass resolutions in writing, provided that they do so by a unanimous vote representing the company's entire issued capital. In writing shall mean any message transmitted via standard means of communication and received in written form.

AMENDMENT TO THE ARTICLES OF INCORPORATION AND DISSOLUTION

ARTICLE 18

If a motion to amend the Articles of Incorporation or to dissolve the company is submitted to the general meeting, the convening notice must state this fact.

If such notice concerns an amendment to the Articles of Incorporation a copy of the motion containing a verbatim text of the proposed amendment must be deposited at the company's office for inspection by the shareholders until the meeting is adjourned.

LIQUIDATION

ARTICLE 19

1. If the company is dissolved pursuant to a resolution of the general meeting, it shall be liquidated by the Board of Managing Directors, if and to the extent the general meeting does not resolve otherwise.

2. After the liquidation has been finished, the books and records of the company shall remain in the custody during a ten year period of the person designated for that purpose by the general meeting.

FINAL PROVISIONS

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Finally, the deponent declared as follows:

a. Upon the company's incorporation, its issued capital shall amount to eighteen thousand Euro (EUR 18,000), divided into eighteen (18) ordinary shares, numbered 1 up to and including 18.

    The incorporator shall be allocated eighteen (18) ordinary shares. The shares have been issued at par. The payments, which may be made in foreign currency, must be made in cash. These payments have been made. The documents required under Article 203a, Book 2, Dutch Civil Code, have been attached to this deed.

    The company hereby accepts those payments for the shares issued upon its incorporation.

b.  As the company's first Managing Director is hereby appointed:
    ABN AMRO Trust Company (Nederland) B.V., with statutory seat in Amsterdam, with office address at Strawinskylaan 3105, 7th floor, 1077 ZX Amsterdam

c. The company's first financial year shall end on the thirty-first day of December two thousand one.

The ministerial statement of no-objection was granted on the twenty-fifth day of June two thousand one, under B.V. number 1.169.447, which has been attached to this deed.

The existence of the power of attorney appears from one (1) private instrument to be attached to this deed.

The underlined headings in this deed have been included for easy reference only.

The deponent is known to me, Notary.
                                                       WITNESSETH THIS DEED,
the original of which was drawn up and executed in Amsterdam on the date stated in the first paragraph of this Deed.

The substance of this Deed was stated and clarified to the deponent. The declared that he had taken note of the content of the Deed timely before its execution, agreed to its content, and did not require a full reading of this Deed.

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Subsequently, after limited reading in accordance with the law, this Deed was signed by the deponent and me, Notary.